CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 14 to the Registration Statement on Form N-6 for the Century II individual flexible premium variable life insurance contracts, issued through the Kansas City Life Variable Life Separate Account (File No. 333-95354). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:  /s/ W. Thomas Conner
                                               --------------------------
                                                   W. Thomas Conner

Washington, D.C.
April 28, 2005